Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


July 14, 2006


The Board of Directors
Invicta Group Inc.
2400 E. Commercial Blvd. #618
Ft. Lauderdale, FL  33308

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission of our report dated March 30, 2006, with respect to the financial statements of Invicta Group Inc. for the year ended December 31, 2005.


Baum & Company, P.A.


/s/ Joel Baum
Joel Baum
1515 University St 226
Coral Springs, FL, 33071
(954) 752-1712